     As filed with the Securities and Exchange Commission on August 8, 2000

                                                 Registration No. 333-__________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------

                                 BINGO.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            FLORIDA                                              98-0206369
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

     4223 GLENCOE AVENUE, SUITE C200
       MARINA DEL REY, CALIFORNIA                                   90292
(Address of Principal Executive Offices)                         (Zip Code)

                                ---------------

                             2000 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                ---------------

                                  Shane Murphy
                             Chief Executive Officer
                                 Bingo.com, Inc.
                         4223 Glencoe Avenue, Suite C200
                        Marina del Rey, California 90292
                     (Name and Address of Agent for Service)

                                 (310) 301-4171
          (Telephone Number, Including Area Code, of Agent for Service)

                        Copies of all communications to:

                              Ralph H. Winter, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                        695 Town Center Drive, 17th Floor
                          Costa Mesa, California 92626
                            Telephone: (714) 668-6200

                                ---------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
 Title of                                        Proposed              Proposed
Securities                   Amount              Maximum               Maximum                Amount of
  to be                      to be            Offering Price          Aggregate             Registration
Registered                Registered(1)         Per Share          Offering Price(2)            Fee
---------------------------------------------------------------------------------------------------------
Common Stock,
Par Value $0.001
Per Share                  2,000,000             $0.54685             $1,093,700               $288.74
=========================================================================================================

(1) This Registration Statement also covers any additional shares of common stock which become issuable under the 2000 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2) Calculated pursuant to Rule 457(c) and 457(h)(1), based on the average of the high and low price ($.54685 per share) of Registrant's common stock on the National Association of Securities Dealers' Over-the-Counter Bulletin Board as of August 3, 2000 (a date within five business days prior to filing this Registration Statement).

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents are incorporated herein by reference:

        (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

        (b) The Registrant's amended annual report on Form 10-K/A for the fiscal year ended December 31, 1999 filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

        (c) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2000;

        (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) and (b) above; and

        (e) The description of the Registrant's common stock which is contained in the Registrant's Form 10 filed pursuant to Section 12(g) of the Exchange Act, including any amendments filed for the purpose of updating such description.

        All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Articles of Incorporation of the Registrant require it to indemnify, to the fullest extent permitted by law, its directors and officers from liability to the Registrant and its shareholders, for damages for breach of any duty owed to the Registrant or its shareholders. The Articles of Incorporation permit the Registrant to indemnify its officers and directors against contingencies or perils if such indemnification is in the best interests of the Registrant. In connection therewith, the Articles of Incorporation permit the Registrant to procure directors' and officers' liability insurance policies to protect the directors and officers.

        The Bylaws of the Registrant require it to indemnify all of its officers and directors to the extent permitted by Section 607.850 of the Florida Business Corporation Act.

        Under the Florida Business Corporation Act, a corporation, under specified circumstances, may indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, penalties, fines and amounts paid in settlements, actually and reasonably incurred in connection with any pending or threatened action, suit, or proceeding brought by a third party by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, a corporation may indemnify its directors, officers, employees or agents, only for expenses and amounts paid in settlement that were actually and reasonably incurred in connection with the defense or settlement of an action or suit, or an appeal thereof, and only if the officers, directors, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. However, a corporation may not indemnify such person if he or she was adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought, determines upon application, that the defendant director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        The exhibits filed as part of this Registration Statement are as follows:

Exhibit Number                   Description of Exhibit
--------------                   ----------------------
     4.1          2000 Stock Option Plan

     4.2          Form of 2000 Stock Option Agreement

     5            Opinion of Paul, Hastings, Janofsky & Walker LLP

    23.1          Consent of Davidson & Company, independent auditors

    23.2          Consent of Paul, Hastings, Janofsky & Walker LLP (contained in
                  Exhibit 5 above)

ITEM 9. UNDERTAKINGS

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                provided, however, that the undertakings set forth in paragraphs
                (a)(1)(i) and (a)(1)(ii) above do not apply if the information required by those paragraphs to be included in a post-effective amendment is contained in periodic reports filed or furnished by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marina del Rey, State of California, on this 8th day of August, 2000.

                                       BINGO.COM, INC.


                                       By: /s/ SHANE MURPHY
                                           -------------------------------------
                                           Shane Murphy
                                           Chairman of the Board, Chief
                                           Executive Officer, President,
                                           Treasurer and Secretary (Sole
                                           Director and Principal Executive,
                                           Financial and Accounting Officer)


                                       By: /s/ JAMES BEAU BUCK
                                           -------------------------------------
                                           James Beau Buck
                                           Senior Vice President

                                  EXHIBIT INDEX

Exhibit Number                   Description of Exhibit
--------------                   ----------------------
     4.1          2000 Stock Option Plan

     4.2          Form of 2000 Stock Option Agreement

     5            Opinion of Paul, Hastings, Janofsky & Walker LLP

    23.1          Consent of Davidson & Company, independent auditors

    23.2          Consent of Paul, Hastings, Janofsky & Walker LLP (contained in
                  Exhibit 5 above)